UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 15, 2007

                                DUNE ENERGY, INC.

             (Exact Name of Registrant as Specified in its Charter)


   Delaware                        001-32497                     95-4737507
   --------                        ---------                     ----------
   State of                        Commission                    IRS Employer
   Incorporation                   File Number                   I.D. Number


              3050 Post Oak Blvd., Suite 695, Houston, Texas 77056
              ----------------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (713) 888-0895


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

Repayment of $65 Million Senior Credit Facility

      On May 15, 2007, Dune Energy, Inc. ("we" or the "Company") fully discharged all of our obligations to Jefferies Funding LLC under that Amended and Restated Credit Agreement dated effective as of April 13, 2007 (the "Amended Credit Facility"). The total amount repaid by us in satisfaction of our obligations was $65,758,333.33, representing the full outstanding commitment of $65 million under the Amended Credit Facility plus accrued interest in the amount of $758,833.33. We repaid such amounts from the net proceeds from the Offering (see disclosure elsewhere in this Current Report under "Item 3.02 Unregistered Sales of Equity Securities - $480 Million Offering of Debt and Equity Securities").

      A copy of the Amended Credit Facility, which has been terminated, was attached as Exhibit 99.3 to our Current Reports on Form 8-K filed with the Commission on April 18, 2007.

Repayment of $25 Million Amended Term Loan

      On May 15, we also discharged in full, all of our obligations to Itera Holdings BV ("Itera"), under that Amended and Restated Term Loan Agreement dated as of August 31, 2006 (the "Amended Term Loan") and evidenced by that certain Amended and Restated Subordinated Convertible Note of even date therewith in the outstanding aggregate principal amount of $25 million (the "Amended Note"). The total amount repaid to Itera by us was $28,648,844.05, representing the outstanding principal amount under the Amended Note plus accrued interest in the amount of $4,648,844.05. Such amounts were repaid from the net proceeds from the Offering (see disclosure elsewhere in this Current Report under "Item 3.02 Unregistered Sales of Equity Securities - $480 Million Offering of Debt and Equity Securities").

      Copies of the Amended Term Loan and the Amended Note, which have been terminated, were attached as Exhibits 99.1 and 99.2, respectively, to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on September 18, 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets

      On May 15, 2007 (the "Closing Date"), we completed our purchase of all of the issued and outstanding shares of common stock of Goldking Energy Corporation (the "Goldking Acquisition") pursuant to that certain Stock Purchase and Sale Agreement dated effective April 13, 2007 (the "SPSA") with Goldking Energy Holdings, L.P. (the "Shareholder"). A copy of the SPSA was attached as Exhibit
99.1 to our Current Report on Form 8-K previously filed with the Commission on April 18, 2007.

      Assets of Goldking Energy Corporation acquired by us in the Goldking Acquisition include leases covering approximately 65,000 net acres of producing and non-producing properties located onshore the Louisiana and Texas Gulf Coast, and consists of interests in 23 fields and 136 producing wells. As of December 31, 2006, these properties had independently engineered proved reserves of 112.4 billion cubic feet (Bcfe), consisting, by category, of 48.5 Bcfe of proved developed producing, 28.8 Bcfe of proved developed non-producing, and 35.1 Bcfe of proved undeveloped reserves. Approximately 56% of total proved reserves is natural gas. Also included in these assets is a sizeable 3-D seismic library covering several of the major fields.

      The purchase price for the Goldking Acquisition was $320,500,000 (the "Purchase Price"), paid as follows: (a) $302,500,000 in cash (the "Cash Portion") and (b) 10,055,866 shares of our common stock, par value $0.001 per share (the "Consideration Shares"), representing shares having a value of $18,000,000 based on the closing price for our common stock on the American Stock Exchange on April 13, 2007. The Consideration Shares were not registered under state or federal securities laws as of the Closing; however, on the Closing Date we entered into a Registration Rights Agreement with the Shareholder, pursuant to which we agreed to file a registration statement covering the Consideration Shares for resale within 90 days from the Closing Date, and to cause such registration statement to become effective within 180 days following the Closing Date. Failure by us to timely file and/or have declared effective such registration statement will result in the imposition of certain penalties, in either cash or additional shares of our common stock.

      The Cash Portion of the Purchase Price was financed from the net proceeds of the Offering (see disclosure elsewhere in this Current Report under "Item
3.02 - Unregistered Sales of Equity Securities - $480 Million Offering of Debt and Equity Securities").

Item 2.03 Creation of a Direct Financial Obligation

Entry into $40 Million Credit Agreement

      On May 15, 2007, we entered into a Credit Agreement (the "Credit Agreement") among us, each of our subsidiaries named therein as borrowers, each of our subsidiaries named therein as guarantors, certain lenders and Wells Fargo Foothill, Inc. ("Wells Fargo"), as arranger and administrative agent. A copy of the Credit Agreement is filed as Exhibit 10.5 hereto. Capitalized terms used in this Item 2.03 and not defined shall have the meanings ascribed them in the Credit Agreement.

      Subject to the satisfaction of a Borrowing Base formula (based on the proved producing and non-producing reserves of the Company and our operating subsidiaries), numerous conditions precedent and covenants, the Credit Agreement provides for a revolving credit commitment of up to $20 million, which may be extended up to $40 million upon request by us so long as no Default or Event of Default exists or would exist at time of such request (the "Revolver Commitment"), with a sub-limit of $20 million for issuance of Letters of Credit. Unless earlier payment is required under the Credit Agreement, Advances under the Revolver Commitment must be paid on or before May 15, 2010.

      Under the Credit Agreement, interest on Advances accrues at either Wells Fargo's Base Rate or the LIBOR Rate, at our option, plus an Applicable Margin ranging from 0.25% to 2.0% based upon the ratio of outstanding Advances and Letters of Credit Usage under the Credit Agreement to the Borrowing Base or Revolver Commitment, whichever is less. With respect to Letters of Credit issued under the Credit Agreement, fees accrue at a rate equal to the Applicable Margin for any LIBOR Rate advances multiplied by the Daily Balance of the undrawn amount of all outstanding Letters of Credit. In connection with the Goldking Acquisition disclosed elsewhere in this Current Report under "Item 2.01 Completion of Acquisition or Disposition of Assets," on May 15, 2007 we utilized approximately $5.2 million for the issuance of Letters of Credit by a Wells Fargo affiliate in substitution for outstanding letters of credit assumed under the Goldking Acquisition.

      As security for our obligations under the Credit Agreement, we and certain of our operating subsidiaries granted Wells Fargo a security interest in and a first lien on, all of our existing and after-acquired assets including, without limitation, the oil and gas properties and rights that we acquired in the Goldking Acquisition disclosed elsewhere in this Current Report under "Item 2.01 Completion of Acquisition or Disposition of Assets." In addition, two of our subsidiaries, Dune Operating Company and Dune GC Holdings, Inc. (f/k/a Goldking Energy Corporation), have each guaranteed our obligations.

      The foregoing disclosure is intended merely as a summary of the material provisions of the Credit Agreement, which is incorporated by reference. For the complete terms of the Credit Agreement, reference should be made to Exhibit 10.5 attached hereto.

Entry into Hedging Arrangements

      In accordance with a requirement of the Credit Agreement, we and our operating subsidiaries also entered into a Swap Agreement ("Swap Agreement") with Wells Fargo, a copy of which is attached as Exhibit 10.6 hereto and incorporated herewith. For the complete terms of the Swap Agreement, reference should be made to Exhibit 10.6 hereto. The Credit Agreement provides that we put in place, on a rolling six month basis, separate swap hedges, as adjusted from time to time as specified therein, with respect to notional volumes of not less than 50% and not more than 80% of the estimated aggregate production from (i) Proved Developed Producing Reserves (as defined in the Credit Agreement) and
(ii) estimated drilling by us and our subsidiaries with respect to each of crude oil and natural gas.

      In addition to the Swap Agreement, Wells Fargo assumed the rights, liabilities, duties and obligations of Goldking under seven prior crude oil and five prior natural gas hedging arrangements between Goldking and various other banking institutions. These hedging arrangements consist of three fixed swaps, one swap and cap, seven collars and one three-way collar and are summarized as follows:

                                                     HEDGING POSITIONS
                                                    As of May 15, 2007
----------------------------------------------------------------------------------------------------------------------------
                              Gas Volume Hedged              Average Hedge              Oil Volume             Average
                                  (Mmbtu/d)                      Prices                Hedged Bbl/d         Hedge Prices
                          ------------------------      -----------------------      ---------------------------------------
  2007    Swap                     120,000                       $8.14                    11,000               $69.05
          Collar                   60,000                    $8.50 - $10.85                3,000           $65.00 - $94.60
          Collar                     --                            --                     10,000           $55.00 - $65.25
          3-Way Collar    63,000 - 47,250 - 47,250      $6.62- - $6.62 - $13.35             --                   --
          Swap/Cap                   --                            --                      2,150           $60.00 - $72.50

  2008    Swap                     80,000                        $8.14                    10,000               $69.05
          Collar                   40,000                    $8.00 - $10.50                8,000           $65.00 - $89.10
          3-Way Collar    55,000 - 41,250 - 41,250      $6.62- - $6.62 - $13.35             --                   --
          Swap/Cap                   --                            --                      1,400           $60.00 - $72.50

  2009    Collar                   140,000                   $7.25 - $8.77                22,000           $55.00 - $60.95
          3-Way Collar     41000 - 30,750 - 30,750      $6.62- - $6.62 - $13.35             --                   --
          Swap/Cap                   --                            --                        840           $60.00 - $72.50

Item 3.02 Unregistered Sales of Equity Securities

Acquisition of Goldking Energy Corporation - Consideration Shares

      As partial consideration for the Goldking Acquisition disclosed in Item
2.01 above, we issued to the Shareholder the Consideration Shares, constituting 10,055,866 shares of our common stock, par value $0.001 per share, having a value of $18,000,000 based on the closing price for our common stock on the American Stock Exchange on April 13, 2007.

      The Consideration Shares were issued by us to the Shareholder pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of the Securities Act.

$480 Million Offering of Debt and Equity Securities

      On May 15, 2007, we sold to Jefferies & Company, Inc. (the "Initial Purchaser") pursuant to the Purchase Agreement dated May 1, 2007 between us and the Initial Purchaser, among others (the "Purchase Agreement"), the following debt and equity securities (the "Offering"):

      o $300 million aggregate principal amount of our 10 1/2% Senior Secured Notes due 2012 ("Senior Secured Notes") at a purchase price of $288 million; and

      o 180,000 shares of our 10% Senior Redeemable Convertible Preferred Stock ("Preferred Stock") at a purchase price of $171 million.

We also granted to the Initial Purchaser under the Purchase Agreement a 30-day option from the Closing Date to acquire an additional 36,000 shares of Preferred Stock. The Initial Purchaser received fees of approximately $25 million from us in connection with the Offering and the Goldking Acquisition. A copy of the Purchase Agreement was attached as Exhibit 99.1 to our Current Report on Form 8-K previously filed with the Commission on May 4, 2007.

      We used the principal portion of the net proceeds from the Offering to pay the Cash Portion of the Purchase Price paid in our acquisition of Goldking Energy Corporation, as disclosed above in "Item 2.01 Completion of Acquisition or Disposition of Assets" and to satisfy in full those outstanding obligations owing by us under the Amended Term Loan and Amended Credit Agreement, as disclosed above in "Item 1.02 Termination of Definitive Material Agreement - Repayment of $25 Million Amended Term Loan" and "Item 1.02 Termination of Definitive Material Agreement - Repayment of $65 Million Amended Credit Facility," respectively.

      The Senior Secured Notes and the Preferred Stock were offered and sold by us to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act, provided by Section 4(2) of the Securities Act.

      Senior Secured Notes.

      The Senior Secured Notes, bearing interest at the rate of 10 1/2 % per annum, were issued under that certain indenture, dated May 15, 2007, among us, the guarantors named therein, and The Bank of New York Trust Company NA, as trustee (the "Indenture"). The Indenture contains customary representations and warranties on our part as well as typical restrictive covenants whereby we have agreed, among other things, to limitations to incurrence of additional indebtedness, declaration of dividends, issuance of capital stock, sale of assets and corporate reorganizations, as well as impairment of collateral securing our obligations under the Senior Secured Notes.

      The Senior Secured Notes are subject to redemption by the Company (i) prior to June 1, 2010, in connection with equity offerings at a repurchase price equal to 110.5% of the aggregate principal amount plus accrued interest for up to 35% of the outstanding principal amount of the Senior Secured Notes, (ii) during twelve-month period beginning June 1, 2010, at a repurchase price equal to 105.25% of the aggregate principal amount plus accrued interest, and (iii) after June 1, 2011, at a repurchase price equal to 100% of the aggregate principal amount plus accrued interest. Holders of the Senior Secured Notes may put such notes to us for repurchase, at a repurchase price of 101% of the principal amount plus accrued interest, upon a change in control as defined in the Indenture.

      The Senior Secured Notes are secured by a lien on substantially all of the Company's assets, including without limitation, those oil and gas leasehold interests located in Texas and Louisiana held by our operating subsidiaries, all as more particularly described in that security agreement with the Initial Purchaser executed by us on May 15, 2007 (the "Security Agreement"). The Senior Secured Notes are unconditionally guaranteed on a senior secured basis by each of our existing and future domestic subsidiaries.

      The collateral securing the Senior Secured Notes is subject to, and made subordinate to, the lien granted to Wells Fargo under the Credit Agreement (as disclosed elsewhere in this Current Report under "Item 2.03 Creation of a Direct Financial Obligation"), as evidenced by that certain Intercreditor Agreement of even date therewith between the Initial Purchaser, The Bank of New York Trust Company, NA, Wells Fargo Foothill, Inc. and us, among others (the "Intercreditor Agreement")

      Copies of the Indenture, forms of the Senior Secured Notes and the Intercreditor Agreement are attached as Exhibits 4.1 through 4.4, inclusive, and
10.4 hereto and incorporated herein by reference, and the summary of the Indenture, the Senior Secured Notes and the Intercreditor Agreement contained in this Form 8-K are qualified in their entirety by reference thereto.

      Preferred Stock.

      The rights, preferences, powers, limitations and other terms of the Preferred Stock are set forth in that Certificate of Designations filed by us with the Secretary of State of the State of Delaware on May 15, 2007 (the "Certificate of Designations").

      As provided in the Certificate of Designations, the Preferred Stock has a liquidation preference of $1,000 per share and pays a dividend at a rate of 10% per annum, payable quarterly, at the option of the Company, in additional shares of Preferred Stock, shares of the Company's Common Stock (subject to the satisfaction of certain conditions) or cash.

      The Preferred Stock is initially convertible into 60 million shares of our Common Stock, based on an initial conversion price of $3.00 per share of the Common Stock and reflecting a 20% conversion premium to the $2.50 per share closing price of our Common Stock on the American Stock Exchange on May 1, 2007. There is a one-time test for adjustment of the conversion price and the dividend rate, effective as of May 1, 2008, based upon a specified average trading price of our Common Stock for the 30 trading days up to and including April 30, 2008. If we meet or exceed this target, there will be no adjustment. In addition, the conversion price of the Preferred Stock will be subject to adjustment pursuant to customary anti-dilution provisions and may also be adjusted upon the occurrence of a fundamental change. The Preferred Stock is redeemable at the option of the holder on December 1, 2012 or upon a change of control. In the event we fail to redeem shares of Preferred Stock "put" to the Company by a holder, then the conversion price shall be lowered and the dividend rate increased. After December 1, 2012, the Company may redeem shares of Preferred Stock. Holders converting Preferred Stock prior to June 1, 2010 will be entitled to receive a certain make whole premium.

      A copy of the Certificate of Designations is attached as Exhibit 4.5 hereto and incorporated herein by reference, and the summary of the Preferred Stock contained in this Form 8-K is qualified in its entirety by reference to the Certificate of Designations.

      Registration Rights.

      On the Closing Date, we also entered into registration rights agreements with respect to each of the Senior Secured Notes and the Preferred Stock (collectively, the "Registration Rights Agreements"), which agreements generally provide that we use our reasonable best efforts to cause not later than 180 days after the Closing Date to (i) have filed and declared effective a registration statement under the Securities Act for an exchange offer of the Senior Secured Notes and (ii) have filed and declared effective a registration statement under the Securities Act covering the Preferred Stock and the shares of our common stock issuable upon conversion of the Preferred Stock. Failure by us to timely file and/or have declared effective such registration statement will result in the imposition of certain penalties, in either cash or additional shares of our common stock.

      Copies of the Registration Rights Agreements are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference, and the summary of the Registration Rights Agreements contained in this Form 8-K are qualified in their entirety, as applicable, by reference thereto.

Item 9.01 Financial Statements and Exhibits

  Exhibit   Name of Document
  -------   ----------------

  4.1 Indenture, dated May 15, 2007, among the Company, each of Dune Operating Company and Vaquero Partners LLC, as guarantors, and The Bank of New York, as trustee and collateral agent.

  4.2       form of Rule 144A Global 10 1/2 % Senior Secured Note due 2012.

  4.3       form of Regulation S Global 10 1/2 % Senior Secured Note due 2012.

  4.4       form of IAI Global 10 1/2 % Senior Secured Note due 2012.

  4.5 Certificate of Designations, dated May 15, 2007, for 10% Senior Redeemable Convertible Preferred Stock of the Company.

  10.1 Notes Registration Rights Agreement, dated May 15, 2007, between the Company and Jefferies & Company, Inc.

  10.2 Preferred Stock Registration Rights Agreement, dated May 15, 2007, between the Company and Jefferies & Company, Inc.

  10.3 Security Agreement, dated May 15, 2007, among The Bank of New York, as collateral agent, and each of the Company, Goldking Operating Company and Vaquero Partners LLC, as grantors, and Dune Operating Company and Goldking Energy Corporation, as guarantors.

  10.4 Intercreditor Agreement, dated May 15, 2007, among Wells Fargo Foothills, Inc., The Bank of New York and the Company, among others named therein.

  10.5 Credit Agreement dated May 15, 2007 among the Company, its subsidiaries named therein as borrowers, its subsidiaries named therein as guarantors, certain lenders named therein and Wells Fargo Foothill, Inc., as arranger and administrative agent.

  10.6 1992 ISDA Master Agreement, together with Schedule, dated May 15, 2007 among Wells Fargo Foothill, Inc. and the Company

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2007                           DUNE ENERGY, INC.


                                              By: /s/ James A. Watt
                                                  ------------------------------
                                                  Name: James A. Watt
                                                  Title: Chief Executive Officer

                                  Exhibit Index

  Exhibit   Name of Document
  -------   ----------------

  4.1 Indenture, dated May 15, 2007, among the Company, each of Dune Operating Company and Vaquero Partners LLC, as guarantors, and The Bank of New York, as trustee and collateral agent.

  4.2       form of Rule 144A Global 10 1/2 % Senior Secured Note due 2012.

  4.3       form of Regulation S Global 10 1/2 % Senior Secured Note due 2012.

  4.4       form of IAI Global 10 1/2 % Senior Secured Note due 2012.

  4.5 Certificate of Designations, dated May 15, 2007, for 10% Senior Redeemable Convertible Preferred Stock of the Company.

  10.1 Notes Registration Rights Agreement, dated May 15, 2007, between the Company and Jefferies & Company, Inc.

  10.2 Preferred Stock Registration Rights Agreement, dated May 15, 2007, between the Company and Jefferies & Company, Inc.

  10.3 Security Agreement, dated May 15, 2007, among The Bank of New York, as collateral agent, and each of the Company, Goldking Operating Company and Vaquero Partners LLC, as grantors, and Dune Operating Company and Goldking Energy Corporation, as guarantors.

  10.4 Intercreditor Agreement, dated May 15, 2007, among Wells Fargo Foothills, Inc., The Bank of New York and the Company, among others named therein.

  10.5 Credit Agreement dated May 15, 2007 among the Company, its subsidiaries named therein as borrowers, its subsidiaries named therein as guarantors, certain lenders named therein and Wells Fargo Foothill, Inc., as arranger and administrative agent.

  10.6 1992 ISDA Master Agreement, together with Schedule, dated May 15, 2007 among Wells Fargo Foothill, Inc. and the Company